PCS 2009 EQUITY INCENTIVE PLAN

Boise • Ketchum • Pocatello • Reno www.hteh.com

TABLE OF CONTENTS

Page

Article 1 PURPOSE AND BASIC PROVISIONS

1

1.1

Purpose

1

1.2

Sponsor

1

1.3

Participants

1

1.4

Type of Awards

1

1.5

Reservation of Shares

1

1.6

Grants

1

1.7

Award Agreements

2

1.8

Vesting

2

1.9

Exercise

2

1.10

Plan Administration

2

Article 2 STOCK OPTIONS

2

2.1

Stock Options

2

2.2

Grant of Stock Options

2

2.3

Stock Option Designation

2

2.4

Stock Option Exercise Price

3

2.5

Vesting and Exercise Conditions

3

2.6

Form of Consideration

3

2.7

Exercise of Stock Option

4

2.8

Rule 16b-3

4

2.9

Incentive Stock Options

4

2.9.1

Eligibility

4

2.9.2

Exercise Price

4

2.9.3

Fair Market Value

4

2.9.4

Lapse of Stock Option

4

2.9.5

Exercise after Employment Termination

5

2.9.6

Exercise upon Death

5

2.9.7

Individual Dollar Limitation

5

2.9.8

Ten Percent Owners

5

2.9.9

Expiration of Authority to Grant Incentive Stock Options

5

2.9.10

Right to Exercise

5

2.9.11

Transfer Restrictions

5

2.10

Nonstatutory Stock Option

6

Article 3 STOCK APPRECIATION RIGHTS

6

3.1

Stock Appreciation Right

6

3.2

Grant of Stock Appreciation Rights

6

3.2.1

Right to Payment

6

3.2.2

Other Terms

6

3.2.3

Compliance with Code Section 409A

6

Article 4 PHANTOM STOCK

7

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4.1

Phantom Stock

4.2

Grant of Phantom Stock

7

4.3

Terms of Phantom Stock

7

Article 5 PERFORMANCE SHARES

7

5.1

Performance Share

7

5.2

Grant of Performance Shares

7

5.3

Performance Goals

7

5.4

Right to Payment

8

5.5

Payment and Other Terms

8

Article 6 RESTRICTED STOCK AND RESTRICTED STOCK UNIT

8

6.1

Restricted Stock

8

6.2

Restricted Stock Unit

8

6.3

Grant of Restricted Stock and Restricted Stock Units

8

6.4

Issuance and Restrictions

8

6.5

Forfeiture

9

6.6

Delivery of Restricted Stock

9

Article 7 DEFERRED STOCK UNITS

9

7.1

Deferred Stock Units

9

7.2

Grant of Deferred Stock Units

9

Article 8 DIVIDEND EQUIVALENTS

9

8.1

Dividend Equivalents

9

8.2

Grant of Dividend Equivalents

9

Article 9 STOCK PURCHASE INCENTIVE

10

9.1

Stock Purchase Incentive

10

9.2

Grants of Option to Purchase Shares

10

9.3

Terms and Conditions of Share Purchase Options

10

9.3.1

Share Purchase Option Price

10

9.3.2

Expiration of Share Purchase Options

10

9.3.3

Amount of Share Purchase Options

10

9.3.4

Term

10

9.3.5

Enrollment Procedure

11

9.3.6

Employee Payroll Deduction Accounts

11

9.3.7

Exercise of Share Purchase Option

11

9.3.8

Payment Procedure

11

9.3.9

Termination of Payroll Deduction

11

9.3.10

Termination of Employment

11

9.3.11

Restrictions on Transfer and Exercise of Share Purchase Options

11

9.3.12

Restrictions on Amount of Share Purchase Options

11

9.4

Compliance with Code Section 423

12

Article 10 STOCK OR OTHER STOCK-BASED INCENTIVES

12

10.1

Other Stock-Based Incentives

12

10.2

Grant of Stock or Other Stock-Based Incentives

12

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Article 11 AWARD PROCEDURES

11.1

Single and Tandem Awards

12

11.2

Term of Award

12

11.3

Signing and Returning Award Agreement

12

11.3.1

Prompt Signing and Returning Award Agreement Is a Condition of Eligibility

12

11.3.2

Notice of Condition to Eligible Participants

13

11.3.3

Discretion to Delay Condition

13

11.3.4

Lost Award Agreements

13

11.4

Forfeiture Events

13

11.5

Qualified Performance-Based Awards for Section 162(m) Employees

13

11.5.1

Qualified Performance-Based Award

13

11.5.2

Stock Options and Stock Appreciation Rights

13

11.5.3

Business Criteria

13

11.5.4

Statement of Performance Goals

15

11.5.5

Vesting of Qualified Performance-Based Award

15

11.5.6

Criteria for Evaluation Performance

15

11.5.7

Written Confirmation

15

11.5.8

Continued Employment

16

11.6

Limits on Transfer

16

11.7

Beneficiaries

16

11.8

Form of Payment for Awards

16

11.9

Deferral

17

11.10

Additional Provisions

17

Article 12 VESTING PROCEDURES

17

12.1

Vesting.

17

12.2

Acceleration of Vesting upon Death or Disability

17

12.2.1

Acceleration

17

12.2.2

Disability

17

12.2.3

Continuous Status as a Participant

18

12.3

Acceleration of Vesting upon a Change in Control

18

12.3.1

Acceleration

18

12.3.2

Change in Control

18

12.4

Acceleration of Vesting for Any Other Reason

20

12.5

Effect of Acceleration

20

Article 13 PCS SHARES SUBJECT TO THE PLAN

21

13.1

Calculation of Reserved Shares

21

13.1.1

Issued and Outstanding Shares

21

13.1.2

Shares in Terminated Awards

21

13.1.3

Award Shares Settled for Cash

21

13.1.4

Payment in Shares

21

13.1.5

Cashless Exercise

21

13.2

Stock Distributed

21

13.3

Fractional Shares

21

13.4

Changes in Capital Structure

21

13.5

Securities Laws Compliance

22

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13.5.1

Plan Exemption

13.5.2

Compliance as Condition of Share Issuance

22

13.5.3

Securities Registration

22

13.5.4

Investment Representations

23

13.5.5

Inability to Obtain Authority

23

13.5.6

Compliance as Condition of Share Resale

23

13.6

Stock Certificates

23

Article 14 ADMINISTRATION

23

14.1

Administration of the Plan

23

14.2

Role of the Committee.

23

14.3

Composition of the Committee

23

14.4

Action and Interpretations by the Board

24

14.5

Authority of the Board

24

14.6

Plan Administrator

25

14.7

Plan Ledger

25

14.8

Grants to Non-Employee Directors

25

14.9

Compliance with Applicable Laws.

25

Article 15 TERM, AMENDMENT AND TERMINATION  OF PLAN AND AWARDS

25

15.1

Effective Date

25

15.2

Termination, Amendment and Modification of Plan

25

15.3

Termination, Amendment and Modification of Awards

26

15.3.1

Preservation of Value of Award

26

15.3.2

Preservation of Award

26

15.3.3

No Extension of Stock Option Term

26

15.3.4

No Change in Stock Option Exercise Price

26

15.3.5

Compliance with Code Section 409A

26

Article 16 RIGHTS OF PARTICIPANTS

26

16.1

No Rights to Awards and Non-Uniform Determinations

26

16.2

No Shareholder Rights

27

16.3

No Right to Employment or Service

27

16.4

Termination of Employment

27

16.5

Substitute Awards

27

Article 17 TAXES

27

17.1

Participant’s Tax Responsibility

27

17.2

Section 83(b) Election

28

17.3

Participant’s Tax Withholding Obligations

28

17.3.1

Satisfaction of Withholding

28

17.3.2

Securities Law Compliance

28

17.3.3

Election by Participant

28

17.4

Code Section 83(b)

29

17.5

Golden Parachute Taxes

29

17.6

Section 409A

29

Article 18 GENERAL PROVISIONS

29

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18.1

Unfunded Plan and Awards

18.2

Relationship to Other Benefits

29

18.3

Governing Law

29

18.4

No Limitations on Rights of PCS

29

18.5

Indemnification

30

18.6

Proceeds from Awards.

30

18.7

Third party Beneficiary

30

18.8

Disputes

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PCS 2009 EQUITY INCENTIVE PLAN

Article 1
PURPOSE AND BASIC PROVISIONS

1.1

Purpose

.   The purpose of the PCS 2009 Equity Incentive Plan (the “ Plan”) is to promote the success and enhance the value of PCS Edventures!.com, Inc. (“ PCS”) and its Subsidiaries.  The Plan fulfills this purpose by (i) aligning the interests of employees, officers, directors, and consultants of PCS or any Subsidiary with the interests of PCS’s stockholders; (ii) providing employees, officers, directors and consultants with an incentive for outstanding performance; and (iii) enhancing PCS’s ability to motivate, attract, and retain the services of employees, officers, directors, and consultants upon whose judgment, interest, and effort the successful conduct of PCS’s business is dependent.  Accordingly, the Plan permits PCS to grant incentive awards, from time to time, to selected employees, officers, directors, and consultants of PCS and its Subsidiaries.

1.2

Sponsor

.  PCS Edventures!.com, Inc.’s, an Idaho corporation, is the Plan sponsor.  The Plan covers (i) PCS and (ii) any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by PCS (“ Subsidiary”).

1.3

Participants

.  Awards may be granted only to an employee, officer, director, or consultant of PCS or any Subsidiary (“ Eligible Participants”).  The employee, officer, director, or consultant of PCS or any Subsidiary who has been granted an Award is a “ Participant”.    The term “employee” shall mean: (i) any person who is an employee of PCS or a Subsidiary and (ii) any person deemed to be a “Key Employee” in accordance with Section 416(i) of the Internal Revenue Code, as amended, and any successor revenue code (“ Code”).  The term “directors” means any member of the Board of Directors of PCS or its Subsidiaries.  The term “consultant” shall mean:  (i) any person engaged by PCS, a Subsidiary or an affiliate of PCS or a Subsidiary to perform services pursuant to the terms of a written or oral contract; (ii) any person employed by a Subsidiary or an affiliate of PCS; and (iii) any other person whom the Board of Directors of PCS (“ Board”) deems to be an appropriate recipient of an Award.

1.4

Type of Awards

.  Pursuant to this Plan, PCS may grant the following incentive awards: (i) Stock Options, as further defined in Article 2; (ii) Stock Appreciation Rights, as further defined in Article 3; (iii) Phantom Stock, as further defined in Article 4; (iv) Performance Shares, as further defined in Article 5; (v) Restricted Stock, as further defined in Article 6; (vi) Restricted Stock Units, as further defined in Article 6; (vii) Deferred Stock Units, as further defined in Article 7; (viii) Dividend Equivalents, as further defined in Article 8; (ix) Stock Purchase Incentives, as further defined in Article 9; or (x) Stock or Other Stock-Based Incentives, as further defined in Article 10 (collectively, the “ Awards”).

1.5

Reservation of Shares

.  Subject to adjustment as provided in Article 13, the aggregate number of shares of common stock of PCS (the “ Shares”) reserved and available for issuance pursuant to Awards granted under the Plan shall be 4,000,000.  PCS shall at all times reserve and keep available the number of Shares that shall be sufficient to satisfy the requirements of the Plan.

1.6

Grants

.  At the discretion of the Board and in compliance with the Plan, the Board shall designate the Participants, determine the terms and conditions of all Awards, and approve all Awards.  Each Award shall be granted by action of the full Board.  The date of the

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grant of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified in the Board resolution approving the Award or in the Award Agreement (“ Grant Date”).  Notice of the grant shall be provided to the Eligible Participant within a reasonable time of the Grant Date.

1.7

Award Agreements

.  Each Award shall be evidenced by a written document setting forth the terms and conditions of an Award (the “ Award Agreement”).  Each Award Agreement shall be in the form that the Board approves, which includes such provisions that are not inconsistent with the Plan.  An Award is valid only if (i) there exists a written Award Agreement; (ii) the written Award Agreement is signed by a representative of PCS and the Eligible Participant within the time period set forth in the Award Agreement; and (iii) an original copy of the fully signed Award Agreement is returned to PCS within the time period set forth in the Award Agreement.

1.8

Vesting

.  The attainment of Award may be conditioned upon the occurrence of such events, the compliance with such criteria, or both, as the Board determines.  When the applicable events occur and criteria are fulfilled, then the conditions shall lapse (“ Vest”).

1.9

Exercise

.  Once an Award has Vested, then the Participant shall have the right to take such actions that are set forth in the Award to benefit from the Award (“ Exercise”).  The Exercise of each Award may be conditioned upon the occurrence of such events, the compliance with such criteria, or both, as the Board determines.

1.10

Plan Administration

.  Unless the Board determines otherwise, the Board shall administer the Plan.  Pursuant to Article 14, the Board may appoint a committee with authority (i) to make recommendations to the Board regarding all terms and conditions of an Award; and (ii) to act on behalf of the Board with such authority as the Board deems appropriate, including (without limitation) the authority up to and including to act in full substitution for the Board and to fully administer the Plan without further action of the Board.

Article 2
STOCK OPTIONS

2.1

Stock Options

.  A “ Stock Option” is the contractual right to purchase a Share at a future date for a fixed price, and includes (i) an Incentive Stock Option and (ii) a Nonstatutory Stock Option.  An “ Incentive Stock Option” or “ISO” means a Stock Option that is intended to be an incentive stock option and meets the requirements of Code Section 422.  A “ Nonstatutory Stock Option” or “NSO” means a Stock Option that is not an Incentive Stock Option.

2.2

Grant of Stock Options

.  The Board is authorized to grant Incentive Stock Options and Nonstatutory Stock Options to Eligible Participants on the following terms and conditions.  An Award Agreement shall evidence a grant of Stock Options.

2.3

Stock Option Designation

.  Each Stock Option shall be designated within the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are Exercisable for the first time by a Participant during any calendar year (under all plans of PCS or Subsidiary) exceeds $100,000, such excess Stock Options shall be treated as Nonstatutory Stock Options.  For

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purposes of this Section 2.3, Incentive Stock Options shall be taken into account in the sequence in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the Grant Date.  Nonstatutory Stock Options are not subject to Code Section 409A to the extent such options (i) provide for an Exercise price at least equal to the Fair Market Value of the underlying Share on the date of the grant; (ii) provide a fixed number of Shares subject to the grant at the date of the grant; (iii) are subject to Code Section 83 upon the transfer or Exercise of such options; and (iv) do not provide for any deferral features other than the delay in recognition of income until the later of Exercise or disposition of the option or until the option first becomes substantially Vested.  In the event that any of the foregoing requirements are not satisfied, the grant of Nonstatutory Stock Options shall comply with Code Section 409A.

2.4

Stock Option Exercise Price

The Board shall determine the Exercise price per Share under a Stock Option.

2.5

Vesting and Exercise Condition

At the time a Stock Option is granted, the Board may condition the Vesting and Exercise of the Stock Option upon the occurrence of such events, the compliance with such criteria, or both, as the Board shall determine.  The Board may waive any Vesting and Exercise provisions at any time in whole or in part based upon factors as the Board may determine in its sole discretion so that the Stock Option Vests or becomes Exercisable at an earlier date.  In no event may any Stock Option be Exercisable for more than ten years from the Grant Date.

2.6

Form of Consideration

.  The consideration to be paid for the Shares to be issued upon Exercise of a Stock Option, including the method of payment, shall be determined by the Board (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist in part or entirely of the following:

(a)

Cash

.  Cash.

(b)

Check

.  A check that is acceptable to PCS.

(c)

Promissory note

.  A promissory note upon terms and conditions that is acceptable to PCS.

(d)

Shares

.  Other Shares which (i) in the case of Shares acquired upon Exercise of a Stock Option, have been owned by the Participant for more than six (6) months on the date of surrender or such other period as may be required to avoid a charge to PCS’s earnings; and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise price of the Stock as to which such Stock Option shall be Exercised.

(e)

Cashless Exercise

.  Consideration received by PCS under a cashless exercise program implemented by PCS in connection with the Plan.

(f)

Release of Money Owed

.  A reduction in the amount of any PCS liability to the Participant, including any liability attributable to the Participant’s participation in any PCS-sponsored deferred compensation program or arrangement.

(g)

Alternatives

.  Such other consideration and method of payment for the issuance of shares to the extent permitted by PCS and applicable laws.

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2.7

Exercise of Stock Option

A Stock Option shall be deemed to be Exercised when written or electronic notice of Exercise (in accordance with the Award Agreement) has been given to PCS by the Participant or Participant’s guardian or legal representative and PCS has received full payment for the Shares with respect to which the Stock Option is Exercised.  A Stock Option may not be Exercised for a fraction of a Share.  The Board may permit an arrangement whereby receipt of Shares upon Exercise of a Stock Option is delayed until a specified future date.  Exercise of a Stock Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for Exercise under the Stock Option, by the number of Shares as to which the Stock Option is Exercised.

2.8

Rule 16b-3

.  Stock Options granted to an officer, director, or greater than ten percent (10%) shareholder of PCS within the meaning of Rule 16a-2 under the Securities Exchange Act of 1934 (the “ 1934 Act”), who is required to file reports pursuant to Rule 16a-3 under the 1934 Act shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the 1934 Act with respect to Plan transactions.

2.9

Incentive Stock Options

.  The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

2.9.1

Eligibility

.  Incentive Stock Options may be granted only to Eligible Participants who are employees of PCS or a Subsidiary as defined in Code Sections 424(e) and 424(f).  A Subsidiary shall be defined as set forth in Code Section 424(f).

2.9.2

Exercise Price

.  The Exercise price of an Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.

2.9.3

Fair Market Value

.  “ Fair Market Value” of the Shares, on any date, means: (i) if the Shares are listed or traded on any Exchange, the average closing price for such Shares (or the closing bid, if no sales were reported) as quoted on such Exchange (or the Exchange with the greatest volume of trading in the Shares) for the last market trading day prior to the day of determination, as reported by such source as the Board deems reliable; (ii) if the Shares are quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, as reported by such source as the Board deems reliable; or (iii) in the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Board and in compliance with Code Section 409A if Code Section 409A is applicable.  In the case of an Incentive Stock Option, Fair Market Value shall be determined without regard to any restriction other than a restriction that, by it terms, will never lapse.  “ Exchange” means any national securities exchange or national market system on which the Shares may from time to time be listed or traded.

2.9.4

Lapse of Stock Option

.  Subject to any earlier termination provision contained in the Award Agreement, an Incentive Stock Option shall lapse upon the earliest of the following circumstances.  The Board may, prior to the lapse of the Incentive Stock Option under the circumstances described in Sections 2.9.4(c), 2.9.4(d), and 2.9.4(e), provide in writing that the Stock Option will extend until a later date, but if a Stock Option is so extended and is Exercised after the dates specified in Sections 2.9.4(c) or 2.9.4(d), it will automatically become a Nonstatutory Stock Option.

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(a)

Expiration

.  The expiration date set forth in the Award Agreement.

(b)

Ten Years

.  The tenth anniversary of the Grant Date.

(c)

Employment Termination

.  Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death or as otherwise allowed pursuant to Section 11.4.

(d)

Disability

.  One year after the termination of a Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(e)

Death

.  If the Participant dies while employed, then one year after the Participant’s death.  If the Participant dies after the termination of the Participant’s Continuous Status as a Participant, then the later of (i) the end of the three-month period described in Section 2.9.4(c) and before the Stock Option otherwise lapses; or (ii) the end of the one-year period described in Section 2.9.4(d) and before the Stock Option otherwise lapses.

2.9.5

Exercise after Employment Termination

.  Unless the Exercisability of the Incentive Stock Option is accelerated as provided in Article 11, if a Participant Exercises a Stock Option after termination of employment, the Stock Option may be Exercised only with respect to the Stock Options that were otherwise Vested on the Participant’s termination of employment.

2.9.6

Exercise upon Death

.  Upon the Participant’s death, any Exercisable Incentive Stock Options may be Exercised by the Participant’s beneficiary, determined in accordance with Section 11.7.

2.9.7

Individual Dollar Limitation

.  The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first Exercisable by a Participant in any calendar year may not exceed $100,000.00.

2.9.8

Ten Percent Owners

.  No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of PCS or any parent or Subsidiary unless the Exercise price per share of such Stock Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Stock Option expires no later than five (5) years after the Grant Date.

2.9.9

Expiration of Authority to Grant Incentive Stock Options

.  No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date of the Plan as determined in Section 15.1, or the termination of the Plan, if earlier.

2.9.10

Right to Exercise

.  During a Participant’s lifetime, an Incentive Stock Option may be Exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

2.9.11

Transfer Restrictions

.  A Participant may not dispose of Shares obtained by Exercise of an Incentive Stock Option within two years of the Grant Date nor within one year of the transfer of Shares upon Exercise of the Incentive Stock Option.  A transfer of Shares obtained by Exercise of an Incentive Stock Option made by a Participant to a trustee,

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receiver, or any similar fiduciary in any proceeding under Title 11 of the United States Code or any other similar insolvency proceeding shall not constitute a disposition by the Participant.

2.10

Nonstatutory Stock Option

.  The Board shall determine the per Share Exercise price of a Nonstatutory Stock Option.  The per Share Exercise price of Nonstatutory Stock Options, including Nonstatutory Stock Options intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m), (i) shall not be less than 100% of the Fair Market Value per Share on the Grant Date; and (ii) may be granted with a per Share Exercise price of less than 100% of the Fair Market Value per Share on the Grant Date pursuant to a merger or other corporate transaction.

Article 3
STOCK APPRECIATION RIGHTS

3.1

Stock Appreciation Right

.  A “ Stock Appreciation Right” or “SAR” means a contractual right granted to a Participant under this Article 3 to receive at a future date a payment equal to the difference between the Fair Market Value of a Share as of the date of Exercise of the SAR over the base price of the Share, all as determined pursuant to this Article 3.

3.2

Grant of Stock Appreciation Rights

.  The Board is authorized to grant Stock Appreciation Rights to Eligible Participants on the following terms and conditions.  An Award Agreement shall evidence a grant of Stock Appreciation Rights.

3.2.1

Right to Payment

.  Upon the Exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive:

(i)

the Fair Market Value of one Share on the date of Exercise; less

(ii)

the base price of the Stock Appreciation Right as determined by the Board.

3.2.2

Other Terms

.  The Board shall determine the terms and conditions of any Stock Appreciation Right at the time of the grant of the Award and shall be reflected in the Award Agreement.  The terms and conditions may include, without limitation: (i) the conditioning of the Vesting and Exercise of the SAR upon the occurrence of such events, the compliance with such criteria, or both, as the Board shall determine; (ii) the methods of settlement; and (iii) the form of consideration payable upon settlement.

3.2.3

Compliance with Code Section 409A

.  A SAR is not subject to Code Section 409A to the extent (i) the compensation payable under the SAR is not greater than the difference between the Fair Market Value of the Share on the date of the grant of the SAR and the Fair Market Value of the Share on the date of Exercise; (ii) the number of Shares subject to the SAR is fixed on the date of the grant; (iii) the Exercise price of the SAR is not less than the Fair Market Value of the underlying Shares on the date of the grant; and (iv) the SAR does not provide for any deferral features other than the delay in recognition of income until the Exercise of the SAR.  In the event any of the foregoing requirements are not satisfied, the grant of the SAR shall comply with Code Section 409A.

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Article 4
PHANTOM STOCK

4.1

Phantom Stock

.  “ Phantom Stock” means the contractual right to receive payment of the entire Fair Market Value of one or more of PCS’s Shares at a future date.

4.2

Grant of Phantom Stock

.  The Board is authorized to grant Phantom Stock to Eligible Participants on such terms and conditions as the Board may determine.  An Award Agreement shall evidence a grant of Phantom Stock.

4.3

Terms of Phantom Stock

.  Unless the Board shall determine otherwise; (i) at the Grant Date, the value of a single share of Phantom Stock shall be equal to the Fair Market Value of a PCS Share; (ii) the Phantom Stock may Vest upon passage of time, occurrence of events, achievement of performance goals, or other events; (iii) upon Exercise, the value of a single share of Phantom Stock shall be equal to the Fair Market Value of a Share as of the Exercise date; (iv) upon Exercise, Phantom Stock may be settled by payment made in cash, in Shares, or part in cash and part in Shares, less required withholding; (v) the Phantom Stock shall be paid the amounts that are equivalent to the dividends and the proceeds of any liquidation or redemption of PCS’s Shares, which payments may be deferred by PCS pending Exercise and paid only upon settlement of the Phantom Stock; (vi) the Phantom Stock shall be adjusted for the changes in PCS’s capital structure as set forth in Section 13.4; and (vii) Phantom Stock shall not entitle the Participant to voting rights or any other rights of a shareholder.  In the event a grant of Phantom Stock results in a deferral of compensation within the meaning of Code Section 409A, such grant of Phantom Stock shall comply with Code Section 409A.

Article 5
PERFORMANCE SHARES

5.1

Performance Share

.  A “ Performance Share” means a contractual right granted to a Participant under this Article 5 that shall be valued by reference to a designated number of Shares and which value shall be paid upon achievement of such performance goals as the Board establishes with regard to such Performance Share.

5.2

Grant of Performance Shares

.  The Board is authorized to grant Performance Shares to Eligible Participants on such terms and conditions as the Board may determine.  The Board shall have the complete discretion to determine the number of Performance Shares granted to each Eligible Participant, and to designate the provisions of such Performance Shares.  An Award Agreement shall evidence the grant of Performance Shares.

5.3

Performance Goals

.  The Board may establish performance goals for Performance Shares.  The performance goals for all Eligible Participants who (i) are 162(m) Employees shall be established in compliance with, and shall comply with, the Qualified Performance Based Award as set forth in Section 11.5; and (ii) are not 162(m) Employees may be based on any criteria selected by the Board.  Such performance goals for non-162(m) Employees (i) may be described in terms of objectives that relate to the performance of the Participant, the entire PCS, a Subsidiary, or a division, region, department or function within PCS or any Subsidiary; (ii) may be modified by the Board, in whole or in part, as the Board deems appropriate if the Board determines that a change in the business, operations, corporate structure or capital structure of PCS or the manner in which PCS or any Subsidiary conducts its business, or other events or circumstances render performance goals to be unsuitable; and (iii)

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may be modified by the Board, if the Board determines that the performance goals or performance period are no longer appropriate because a Participant is promoted, demoted or transferred to a different business unit or function during a performance period.  A modification of a performance goal for a Participant who is not a 162(m) Employee may (i) adjust, change or eliminate the performance goals or the applicable performance period as the Board deems appropriate to make such goals and period comparable to the initial goals and period; or (ii) make a cash payment to the Participant in amount determined by the Board.

5.4

Right to Payment

.  The grant of a Performance Share to a Participant will entitle the Participant to receive, at a specified later time, a specified number of Shares, or the equivalent value in cash or other property, if the performance goals established by the Board are achieved and the other terms and conditions are satisfied.  The Board shall set performance goals and other terms or conditions for payment of the Performance Shares in its discretion, which will determine the number of the Performance Shares that will be earned by the Participant if the performance goals are met.

5.5

Payment and Other Terms

.  Performance Shares may be payable in cash, Shares, or other property, and have such other terms and conditions, as determined by the Board and reflected in the Award Agreement.  In the event a grant of Performance Shares results in a deferral of compensation within the meaning of Code Section 409A, such grant of Performance Shares shall comply with Code Section 409A.

Article 6
RESTRICTED STOCK AND RESTRICTED STOCK UNIT

6.1

Restricted Stock

.  “ Restricted Stock” means the contractual right granted to a Participant under this Article 6 to receive Shares in the future, which right is subject to certain restrictions and to risk of forfeiture.

6.2

Restricted Stock Unit

.  A “ Restricted Stock Unit” means the contractual right granted to a Participant under this Article 6 to receive in the future cash, Shares or other property that is equivalent to the value of the number of Shares subject to the Restricted Stock Units, which right is subject to certain restrictions and to a risk of forfeiture.

6.3

Grant of Restricted Stock and Restricted Stock Units

.  The Board is authorized to grant Restricted Stock or Restricted Stock Units to Eligible Participants in such amounts, terms and conditions as the Board may determine, subject to this Article 6.  The amount of Restricted Stock and Restricted Stock Units granted under this Plan shall not exceed the number of reserved Shares identified in Section 1.5.  An Award Agreement shall evidence the grant of Restricted Stock or Restricted Stock Units.

6.4

Issuance and Restrictions

.  Restricted Stock or Restricted Stock Units shall be subject to such restrictions as the Board may determine, including but not limited to restrictions on (i) transferability; (ii) the right to vote; or (iii) the right to receive dividends.  Subject to the remaining terms and conditions of the Plan, these restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals, or otherwise, as the Board determines at the time of the grant of the Award or thereafter.  (This Section 6.4 shall not preclude the waiver, lapse or the acceleration of lapse of any restrictions in accordance with or as permitted by Sections 12.2, 12.3, 12.4, or 13.4 or any other provision of the Plan.)  Except as otherwise provided in an Award Agreement, the Participant shall have all of the rights of a stockholder with respect to the

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Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares are paid in settlement of the Restricted Stock Units.

6.5

Forfeiture

.  At the time of the grant of the Award, and subject to the terms and conditions of the Plan, the Board may provide in the Award Agreement forfeiture conditions relating to Restricted Stock or Restricted Stock Units.  In the event Restricted Stock or Restricted Stock Units are no longer subject to a substantial risk of forfeiture and such Restricted Stock or Restricted Units provide for a deferral of compensation within the meaning of Code Section 409A, such Restricted Stock or Restricted Stock Units shall comply with Code Section 409A.

6.6

Delivery of Restricted Stock

.  Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, PCS or one or more of its employees) designated by the Board, a stock certificate or certificates registered in the name of the Participant.  If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

Article 7
DEFERRED STOCK UNITS

7.1

Deferred Stock Units

.  A “ Deferred Stock Unit” means the contractual right granted to a Participant to receive value (i) that is paid in the form of cash, shares of Stock or other property and (ii) which is equivalent to the value of shares of Stock at a future time.  The value and form of payment (in cash, shares of Stock or other property) shall be determined by (i) the Board or (ii) the Participant within guidelines established by the Board in the case of voluntary deferral elections.

7.2

Grant of Deferred Stock Units

.  The Board is authorized to grant Deferred Stock Units to Eligible Participants subject to such terms and conditions as the Board may determine.  An Award Agreement shall evidence a grant of Deferred Stock Units.  In the event a grant of Deferred Stock Units results in a deferral of compensation within the meaning of Code Section 409A, such grant of Deferred Stock Units shall comply with Code Section 409A.

Article 8
DIVIDEND EQUIVALENTS

8.1

Dividend Equivalents

.  A “ Dividend Equivalent” means the contractual right granted to a Participant to receive payments during a specified period of time equal to dividends that would be received from all or a portion of a number of Shares as if the Participant owned the Shares, as determined by the Board.

8.2

Grant of Dividend Equivalents

.  The Board is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as the Board may determine.  The Board may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares, or otherwise reinvested.  An Award Agreement shall evidence a grant of Dividend Equivalents.  In the event a grant of Dividend Equivalents results in a deferral of compensation within the meaning of Code Section 409A, such grant of Dividend Equivalents shall comply with Code Section 409A.

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Article 9
STOCK PURCHASE INCENTIVE

9.1

Stock Purchase Incentive

.  A “ Stock Purchase Incentive” means an “employee stock purchase plan” as defined in Code Section 423, and grants employees with the option to purchase Shares.  Employees eligible to participate in the Stock Purchase Incentive shall be determined by the Board in compliance with Code Section 423(b)(4).

9.2

Grants of Option to Purchase Shares

.  If decided by the Board, each year during the term of the Plan PCS will make one or more offerings in which options to purchase Shares (“ Share Purchase Options”) will be granted to employees of PCS and its Subsidiaries pursuant to the Plan.  An Award Agreement shall evidence a grant of Share Purchase Options.

9.3

Terms and Conditions of Share Purchase Options

.

9.3.1

Share Purchase Option Price

.  An option price per Share for each offering shall be determined by the Board on or prior to the date of grant of the Share Purchase Option.  The option price per share shall not be less than (i) 85% of Fair Market Value of a Share on the date the Share Purchase Option is granted; or (ii) 85% of Fair Market Value of a Share on the date the Share Purchase Option is Exercised, whichever is lower.

9.3.2

Expiration of Share Purchase Options

.  The expiration date of the Share Purchase Options granted in each offering shall be determined by the Board prior to or on the date of grant of the Share Purchase Options.  The expiration date shall not be more than 27 months after the date of grant of the Share Purchase Options.

9.3.3

Amount of Share Purchase Options

.  Each Share Purchase Option shall entitle the employee to purchase up to: (i) the maximum number of Shares that can be purchased at the option price as the Board shall determine for each offering (but not to exceed the amount specified in Code Section 423(b)); (ii) the maximum dollar amount that can be used to purchase Shares as the Board shall determine for each offering (but not to exceed the amount specified in Code Section 423(b)); or (iii) a limit based on both the maximum number of Shares and maximum dollar amount as determined by the Board.  Each employee may elect to participate for less than the maximum number of Shares or maximum dollar amount.  The Board shall determine prior to or on the date of grant of the Share Purchase Options the consequences of an employee’s election to participate for less than the maximum.

9.3.4

Term

.  The term of each offering shall consist of the three periods identified in this Section 9.3.4.  The Board shall determine (i) the beginning and ending dates of each Enrollment Period and Payroll Deduction Period; and (ii) the date of each Exercise Day.

(a)

Enrollment

.  An “ Enrollment Period” is the period that each eligible employee shall determine whether or not and to what extent to participate by authorizing payroll deductions.

(b)

Payroll Deduction

.  A “ Payroll Deduction Period” is the period that payroll deductions shall be made and credited to each employee’s payroll deduction account.

(c)

Exercise Day

.  An “ Exercise Day” is the day that the Share Purchase Options of Participants will be automatically Exercised in full.

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9.3.5

Enrollment Procedure

.  Each eligible employee who desires to participate in an offering shall elect to do so by completing and delivering by the end of the Enrollment Period to a person designated by the Plan Administrator a payroll deduction authorization in the form (including without limitation paper and electronic mail) prescribed by the Board authorizing payroll deductions during the Payroll Deduction Period.  Unless otherwise determined by the Board, such election and payroll deduction authorization shall constitute an election and payroll deduction authorization to participate in the current offering and all subsequent offerings under the Plan until the Employee provides a cancellation of such authorization during a subsequent Enrollment Period.

9.3.6

Employee Payroll Deduction Accounts

.  PCS shall maintain or arrange for the maintenance of payroll deduction accounts for all Participants.  No interest shall be paid on money held in the payroll deduction account.

9.3.7

Exercise of Share Purchase Option

.  On the Exercise Day, the Share Purchase Options of each Participant shall be automatically Exercised in full without the need for the Participant to take any action.  If the aggregate number of Shares that employees seek to purchase exceeds the number of Shares available, then the available Shares will be allocated pro rata based on the number of Shares each employee seeks to purchase compared to the number of Shares available.

9.3.8

Payment Procedure

.  Upon Exercise of a Share Purchase Option, the Shares shall be paid in full by transfer of the purchase price from the employee’s payroll deduction account to PCS’s account.  Any balance in the employee’s payroll deduction account shall be applied to subsequent offerings unless prior to the start of the next offering the employee requests that the balance be paid to the employee in cash.

9.3.9

Termination of Payroll Deduction

.  The Board may allow Participants to cancel or reduce, or both, their payroll deduction authorizations.  The Board shall determine the consequences of such cancellations or reductions on the Participants’ enrollment in subsequent offerings.

9.3.10

Termination of Employment

.  The Board shall determine on or prior to the date of grant of Share Purchase Options the consequences of the termination of employment of a Participant for any reason, including death, during the term of an offering.

9.3.11

Restrictions on Transfer and Exercise of Share Purchase Options

.  A Share Purchase Option granted under the Plan (i) may not be transferred except by will or the laws of descent and distribution and (ii) may be Exercised only for the benefit of the Participant to whom granted during the lifetime of such Participant.

9.3.12

Restrictions on Amount of Share Purchase Options

.  No employee shall be granted an Share Purchase Option (i) if such employee, immediately after the Share Purchase Option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of PCS, calculated pursuant to Code Section 423(b)(3); or (ii) that permits the employee’s rights to purchase common stock under all Stock Purchase Incentives of PCS to accrue at a rate which exceeds $25,000 (or such other maximum as may be prescribed from time to time by the Code) of Fair Market Value of such common stock (determined at the date of grant) for each calendar year in which such Share Purchase Option is outstanding at any time pursuant to Code Section 423(b)(8).

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9.4

Compliance with Code Section 423

.  This Stock Purchase Incentive is intended to comply with Code Section 423.  In the event that the Board determines that this Stock Purchase Incentive does not comply with Code Section 423, or if an adjustment to this Stock Purchase Incentive is advisable or reasonable to improve compliance with Code Section 423, then the Board has the authority to amend, modify and revise this Stock Purchase Incentive for that purpose.

Article 10
STOCK OR OTHER STOCK-BASED INCENTIVES

10.1

Other Stock-Based Incentives

.  “ Other Stock-Based Incentives” means a contractual right granted to a Participant under this Article 10 that relates to or is valued by reference to the Shares or other Awards relating to the Shares.

10.2

Grant of Stock or Other Stock-Based Incentives

.  The Board is authorized to grant Other Stock-Based Incentives to Eligible Participants that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Board to be consistent with the purposes of the Plan, subject to such terms and conditions as the Board may determine, and in compliance with applicable law.  The Other Stock-Based Incentives include but are not limited to (i) Shares awarded purely as a “bonus” and not subject to any restrictions or conditions; (ii) convertible or exchangeable debt securities; (iii) other rights convertible or exchangeable into Shares; (iv) Awards valued by reference to book value of Shares; (v) Awards valued by reference to the value of securities of specified Subsidiaries; and (vi) Awards valued by reference to the performance of specified Subsidiaries.  The Board shall determine the terms and conditions of Other Stock-Based Incentives.  An Award Agreement shall evidence the grant of Other Stock-Based Incentives.  In the event a grant of Other Stock-Based Incentives results in a deferral of compensation within the meaning of Code Section 409A, such grant of Other Stock-Based Incentives shall comply with Code Section 409A.

Article 11
AWARD PROCEDURES

11.1

Single and Tandem Awards

.  Awards granted under the Plan may, in the discretion of the Board, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan.  Subject to Section 15.3, awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

11.2

Term of Award

.  The term of each Award shall be for the period as determined by the Board.  In no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 2.9.8 applies, five years from its Grant Date).

11.3

Signing and Returning Award Agreement

.

11.3.1

Prompt Signing and Returning Award Agreement Is a Condition of Eligibility

.  To be eligible to receive an Award under the Plan, the Participant must (i) sign an Award Agreement; and (ii) return the signed Award Agreement to PCS within 60 days from the date PCS provides the Participant with the Award Agreement.  If an Award Agreement is not signed by the Participant and received by PCS within the 60-day period, the Award Agreement is void (unless an exception is made pursuant to Section 11.3.3).

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11.3.2  Notice of Condition to Eligible Participants

.               The Board shall provide reasonable notice to all Participants that the Award is valid only if (i) the Participants sign the Award Agreement; and (ii) PCS receives the Award Agreement within the 60-day period.

                    Discretion to Delay Condition

.  The Board has the sole discretion to waive or suspend the time period for returning a signed Award Agreement based on the facts of an individual case.   In making a decision regarding waiver or suspension, the Board is not required to treat like cases similarly, may make arbitrary distinctions between different facts, and may make different decisions based on the same or similar facts.

11.3.4

Lost Award Agreements

.  The Board shall adopt reasonable procedures governing the replacement of lost or destroyed Award Agreements.

11.4

Forfeiture Events

.  An Award Agreement may specify that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable Vesting, Exercise, or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material PCS or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of PCS or any Subsidiary.

11.5

Qualified Performance-Based Awards for Section 162(m) Employees

.

11.5.1

Qualified Performance-Based Award

.  A “ Qualified Performance-Based Award” means an Award that is (i) granted to an employee covered by Code Section 162(m) (“ 162(m) Employee”); (ii) intended to qualify for the exemption set forth in Code Section 162(m)(4)(C) from the limitation on deductibility imposed by Code Section 162(m) (“ 162(m) Exemption”); and (ii) is made subject to performance goals based on one or more of the business criteria listed in Section 11.5.3.

11.5.2

Stock Options and Stock Appreciation Rights

.  As long as the Exercise price of Stock Options or base price of Stock Appreciation Rights is not less than the Fair Market Value of the Shares on the Grant Date, then this Plan intends that all Stock Options and Stock Appreciation Rights granted pursuant to this Plan to any 162(m) Employee shall qualify for the 162(m) Exemption.

11.5.3

Business Criteria

.  When granting any Award, the Board may designate such Award as a Qualified Performance-Based Award based upon Board’s determination that (i) the recipient is or may be a 162(m) Employee with respect to such Award; and (ii) the Award qualifies for the 162(m) Exemption. If an Award is so designated, the Board shall establish performance goals for such Award within the time period prescribed by Code Section 162(m) based on one or more of the following business criteria, which may be expressed in terms of objectives that relate to the performance of a Participant, PCS as a whole, a Subsidiary, or a unit, division, region, department or function within PCS or a Subsidiary.  The business criteria may include the following:

(a)

Earnings

.  Earnings, including (i) earnings per share (whether growth or target); (ii) operating earnings; or (iii) other methods of measuring earnings.

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(b)

Return on Investment

.  Return on investment, including (i) return on equity; (ii) return on assets; (iii) return on investment; (iv) return on capital; and (v) other methods of measuring the return on the investment.

(c)

Income

.  Income, including (i) gross; (ii) net; (iii) operating; or (iv) other methods of measuring income.

(d)

Revenue

.  Revenue, including (i) operating revenue; (ii) non-operating revenue; and (iii) other revenue.

(e)

Operations

.  Operations, including (i) net margin; (ii) gross margin; (iii) compliance with laws and regulations; (iv) compliance with policies and procedures; and (v) other methods to measure operations.

(f)

Customers

.  Customers, including (i) customer service; (ii) change in PCS services used by each customer; (iii) change in number of customers; and (iv) other methods to measure customer care and satisfaction.

(g)

Employees

.  Employees, including (i) recruiting; (ii) compensation; (iii) retention; (iv) training and development; (v) succession planning; (vi) leadership and management; and (vii) other methods to measure employee activities.

(h)

Shareholders

.  Shareholder relations, including (i) communication; (ii) information disclosure; and (iii) other methods to measure shareholder and investor relations.

(i)

Culture

.  PCS culture, including (i) willingness to learn new responsibilities; (ii) willingness to assist others outside the Participant’s current scope of responsibilities; (iii) treatment of colleagues and customers with respect, and avoid rumor and innuendo; (iv) effort to complete an assigned task on schedule; (v) positive attitude about work, colleagues and customers; (vi) willingness to promote cost-effective and efficient operations; and (vii) other goals relating to PCS’s culture.

(j)

Creativity

.  Creativity, including (i) improving PCS’s products and processes; (ii) solving customer issues to the benefit of customers and PCS; (iii) using imagination, and artistic and intellectual inventiveness; (iv) enriching the PCS culture, products and processes; (v) making productive and fertile contributions; and (vi) other methods of measuring creativity.

(k)

Community

.  Community role, including (i) involvement in community organizations; (ii) diversity; (iii) drug, alcohol, domestic violence and other abuse prevention; and (iv) other goals relating to the community.

(l)

Strategy

.  Strategy, including (i) developing strategic plans; (ii) updating strategic plans; (iii) implementing strategic plans; (iv) developing franchise value; and (v) other method of measuring PCS’s strategy.

(m)

Growth

.  Growth, including (i) geographical growth; (ii) market share growth; (iii) facility growth; (iv) acquisitions; and (v) other methods to measure growth.

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(n)

Goals

.  Goals consistent with the Participant’s specific employee and officer duties and responsibilities, designed to further the financial, operational and other business interests of PCS.

11.5.4

Statement of Performance Goals

.  Performance goals with respect to the business criteria set forth in Section 11.5.3 may be stated in (i) absolute terms (including completion of pre-established projects, such as the introduction of specified products or services); (ii) percentages; (iii) terms of growth from period to period or growth rates over time; and (iv) established or specially-created performance indexes of PCS’s competitors, peers or other companies.  Any member of an index that disappears during a measurement period shall be disregarded for the entire measurement period.  Performance goals may be based upon (i) an increase or positive result under a business criterion; (ii) the maintenance of the status quo; or (iii) the limitation of economic or other losses (measured, in each case, by reference to a specific business criterion).

11.5.5

Vesting of Qualified Performance-Based Award

.  Each Qualified Performance-Based Award (other than a Stock Option or Stock Appreciation Right) shall be earned, Vested and payable (as applicable) only upon the achievement of (i) performance goals established by the Board and derived from one or more of the business criteria set forth in Section 11.5.3; and (ii) any other conditions that the Board may determine, including without limitation the condition as to continued employment as set forth in Section 11.5.8.  The Board may provide, in its sole and absolute discretion, in connection with the grant of or amendment of a Qualified Performance-Based Award, that achievement of the performance goals will be waived upon the (i) Participant’s death; (ii) Participant’s Disability as set forth in Section 12.2;  (iii) a Change in Control as set forth in Section 12.3; or (iv) acceleration of vesting for any other reason as set forth in Section 12.4.  Performance periods established by the Board for any such Qualified Performance-Based Award may range from a ninety (90) day period to any longer period.

11.5.6

Criteria for Evaluation Performance

.  The Board may provide in any Qualified Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (i) asset write-downs or impairment charges; (ii) judgments or settlements arising from any litigation or claim; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) extraordinary nonrecurring items as determined by generally accepted accounting principles or as set forth in financial condition and results of operations appearing in PCS’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to 162(m) Employees, the inclusions or exclusions shall be prescribed in a form and at a time that meets the requirements of Code Section 162(m) for deductibility.

11.5.7

Written Confirmation

.  Any payment of a Qualified Performance-Based Award shall be conditioned on the written certification of the Board that the performance goals and other conditions were satisfied.  Written certification may take the form of (i) a Board resolution passed by a majority of the Board at a properly convened meeting; (ii) unanimous action by the Board that is set forth in an action by written consent; (iii) a separate writing executed by the Chair of the Board pursuant to the foregoing Board actions; or (iv) the Chair executing approved minutes of the Board in which such determinations were made.  Except as specifically provided in Section 11.5.5, in connection with a Qualified Performance-Based Award held by a 162(m) Employee or an employee who in the reasonable judgment of the Board may

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be a 162(m) Employee on the date of payment, the Board may not (i) amend; (ii) waive; (iii) increase the amount payable; (iv) increase the value; or (vi) otherwise act in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the 162(m) Exemption.

11.5.8

Continued Employment

.  With respect to a Participant who is an officer of PCS, any payment of a Qualified Performance-Based Award shall be conditioned on the officer having remained continuously employed by PCS or a Subsidiary for the entire performance or measurement period, including through the date of determination and certification of the payment of any such Award pursuant to Section 11.5.7 (the “ Certification Date”).  With respect to any given performance or measurement period, an officer of PCS who (i) terminates employment (regardless of cause) or who otherwise ceases to be an officer, prior to the Certification Date and (ii) who, pursuant to a separate contractual arrangement with PCS is entitled to receive payments from PCS extending to or beyond such Certification Date as a result of such termination or cessation in officer status, shall be deemed to have been employed by PCS as an officer through the Certification Date for purposes of payment eligibility.

11.6

Limits on Transfer

.  No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than PCS or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than PCS or a Subsidiary.  No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Code Section 414(p)(1)(A) if such Section applied to an Award under the Plan.  The Board may (but need not) permit other transfers when the Board concludes that such transferability (i) does not result in accelerated taxation; (ii) does not cause any Stock Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b); and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

11.7

Beneficiaries

.  Notwithstanding Section 11.6, a Participant may, in the manner determined by the Board, designate a beneficiary to Exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death.  In the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to this Section 11.7, the legal guardian, or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.  A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to (i) all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide; and (ii) any additional restrictions deemed necessary or appropriate by the Board.  If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate.  Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Board.

11.8

Form of Payment for Awards

.  Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by PCS or a Subsidiary upon the grant, Vesting or Exercise of an Award (i) may be made in such form as the Board determines at or after the Grant Date, including without limitation, cash, Shares, other Awards, or other property, or any combination thereof; and (ii) may be made in a single payment or

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transfer, in installment payments or transfers, or on a deferred basis, all as the Board shall determine.

11.9

Deferral

.  Subject to applicable law, the Board may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the Exercise of a Stock Option or Stock Appreciation Right, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Shares and Other Stock-Based Awards.  If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals.  Any Award that provides for the deferral of compensation within the meaning of Code Section 409A shall comply with Code Section 409A.

11.10

Additional Provisions

.  Each Award Agreement may contain such other terms and conditions as the Board may determine.  All other terms and conditions shall not be inconsistent with the provisions of the Plan.

Article 12
VESTING PROCEDURES

12.1

Vesting.

  At the time an Award is granted, the Board shall determine any conditions that must be satisfied before the Award may be Exercised.  Upon the satisfaction of the conditions, if any, the Award shall Vest and the Participant shall have the right to Exercise the Award.

12.2

Acceleration of Vesting upon Death or Disability

.

12.2.1

Acceleration

.  Except as otherwise provided in the Award Agreement, upon the Participant’s death or Disability during the Participant’s Continuous Status as a Participant; (i) all of such Participant’s outstanding Stock Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be Exercised shall become fully Exercisable; (ii) all time-based restrictions on Vesting on the Participant’s outstanding Awards shall lapse; and (iii) the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of death or Disability based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be a prorata payout to the Participant or the Participant’s estate within thirty (30) days following the date of death or Disability based upon the length of time within the performance period that has elapsed prior to the date of death or Disability.  Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Awards Agreement.  To the extent that this Section 12.2 causes Incentive Stock Options to exceed the dollar limitation set forth in Section 2.9.7, the excess Incentive Stock Options shall be deemed to be Nonstatutory Stock Options.

12.2.2

Disability

                                .  “Disability” or “Disabled” shall mean, for purposes of this Plan, the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for at least 3 months under a plan of PCS, or if applicable, a Subsidiary; (iii) the Social Security Administration has determined that the

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Participant is totally disabled; or (iv) the Participant is determined to be disabled in accordance with a disability insurance program which uses a definition of disability that complies with items (i) and (ii) of this Section 12.2.2.  If the determination of Disability relates to an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Disability means “permanent and total disability” as defined in Code Section 22(e)(3).

12.2.3

Continuous Status as a Participant

.  The “ Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, director, or consultant of PCS or any Subsidiary, as applicable.  For purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of PCS or any Subsidiary, as applicable, pursuant to applicable tax regulations.  Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period that severance compensation payments are made to an employee, officer, director, or consultant and shall not be considered interrupted in the case of any leave of absence authorized in writing by PCS prior to its commencement.  For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by PCS is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

12.3

Acceleration of Vesting upon a Change in Control

.

12.3.1

Acceleration

.  Except as otherwise provided in the Award Agreement or any special Plan document governing an Award, upon the occurrence of a Change in Control: (i) all of the Participant’s outstanding Stock Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be Exercised shall become fully Exercisable; (ii) all time-based Vesting restrictions on the Participant’s outstanding Awards shall lapse; (iii) the target payout opportunities attainable under all of the Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level; and (iv) there shall be a prorata payout to the Participant or the Participant’s estate within thirty (30) days following the date of the Change in Control based upon the length of time within the performance period that has elapsed prior to the date of the Change in Control.  To the extent that this Section 12.3 causes Incentive Stock Options to exceed the dollar limitation set forth in Section 2.9.7, the excess Incentive Stock Options shall be deemed to be Nonstatutory Stock Options.

12.3.2

Change in Control

            .  A “ Change in Control” means the occurrence of both (i) one or more of the Change in Control events as set forth in Section 12.3.2(a), plus (ii) one or more of the Separation from Service events set forth in Section 12.3.2(b).  If a Change in Control event as described in Section 12.3.2(a) occurs without a Separation from Service event as described in Section 12.3.2(b), then a Change in Control does not occur and the acceleration of Vesting described in this Section 12.3 does not occur.  The interpretation of what constitutes Change in Control, as defined in this Section 12.3.2, shall be in accordance Treasury Regulation Section 1.409A-3(i)(5), as amended.

(a)

Change in Control Events

.  The Change in Control events are as follows:

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(i)

Change in Ownership of Stock

.  A change in ownership of the Shares.  This change occurs on the first date that one person, or more than one person acting as a group, acquires ownership of Shares that, when combined with the Shares already held by such person or group, constitute more than 50% of either the total fair market value or total voting power of the Shares.

(ii)

Change in Effective Control

.  A change in effective control of PCS.  This change occurs on the first date during any 12 month period that (i) one person, or more than one person acting as a group, acquires ownership of Shares possessing 35% or more of the total voting power of the Shares, or (ii) a majority of members of PCS’s board of directors is replaced by directors whose appointment or election was not endorsed by such majority of PCS’s directors.

(iii)

Change in Ownership of Assets

.  Except for “related party transfers” (defined below), a change in the ownership of a substantial portion of PCS’s assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from PCS that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of PCS immediately prior to such acquisition or acquisitions.  The phrase “gross fair market value” means the value of the assets of PCS, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  The phrase “related party transfers” means a transfer of assets to: (i) a shareholder of PCS (immediately before the asset transfer) in exchange for or with respect to PCS’s Shares; (ii) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by PCS; (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of PCS; or (iv) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in item (iii) of this Section 12.3.2(a)(iii).

(b)

Separation from Service Events

.  A “Separation from Service” for purposes of Change in Control means (i) if Code Section 409A does not apply, then one or more of the events set forth in Section 12.3.2(b)(i), or (ii) if Code Section 409A shall apply, then one or more of the events set forth in Section 12.3.2(b)(ii).

(i)

Standard Rules for Separation from Service

.  A “Separation from Service” for purposes of a Change in Control means (i) the involuntary termination without cause of the Participant’s employment with PCS or its successor; (ii) a reduction in the Participant’s authorities, duties, responsibilities, and status (including titles and reporting requirements); (iii) a change in Participant’s regular work location of more than fifty (50) miles as measured by a straight line, except for necessary travel on PCS’s business; (iv) any reduction in the Participant’s base salary as measured by comparing Participant’s actual salary for the four (4) month period prior to the Change in Control with the Participant’s anticipated salary for the six (6) months after the Change in Control; (v) a substantial reduction in the employee benefit or retirement plans in which Participant is eligible and that are provided generally to other employees of PCS or its successor; or (vi) the failure of PCS or its successor to assume and agree to substantially perform any written employment agreement between the Participant and PCS.  The time for determining the Separation from Service is the period that begins four (4) months before and ends six (6) months after the date of the occurrence of the Change in Control event as described in Section 12.3.2(a).

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(ii)

Special Rules for Separation from Service

.  In the event Code Section 409A applies, then the standard rules relating to the events constituting Separation from Service set forth in Section 12.3.2(b)(i) do not apply, and the special rules relating to the events constituting Separation from Service set forth in this Section 12.3.2(b)(ii) do apply.  In the event Code Section 409A applies, then “ Separation from Service” for purposes of a Change in Control means (i) the involuntary termination without cause of the Participant’s employment with PCS or its successor; (ii) the Participant voluntarily terminates employment with PCS; or (iii) the Participant retires.  The time for determining the Separation from Service is the period that begins four (4) months before and ends six (6) months after the date of the occurrence of the Change in Control event as described in Section 12.3.2(a).

12.4

Acceleration of Vesting for Any Other Reason

.  Regardless of whether an event has occurred as described in Sections 12.3 or 12.2, and subject to Section 11.5 as to Qualified Performance-Based Awards, the Board may, in its sole discretion and at any time, for retirement or any other reason, determine that (i) all or a portion of a Participant’s Stock Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be Exercised shall become fully or partially Exercisable; (ii) all or a part of the time-based Vesting restrictions on all or a portion of the outstanding Awards shall lapse; and (iii) any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Board may, in its sole discretion, declare.  The Board shall not exercise such discretion with respect to Awards comprised of Shares of Restricted Stock or Restricted Stock Units that, in the aggregate, exceed five percent (5%) of the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan.  When calculating whether the five percent (5%) maximum has been reached, the Board shall not count or consider any Shares of Restricted Stock or Restricted Stock Units (i) granted to directors who are not employees of PCS or Subsidiary; or (ii) regarding which the Board accelerated Vesting rights, waived restrictions or determined performance-based criteria had been satisfied (a) resulting from an event described in Sections 12.3, 12.2, and 13.4; or (b) by a Participant’s termination of employment or separation from service resulting from death, Disability, or for the convenience or in the bests interests of PCS.  The Board’s actions under this Section 12.4 (i) shall comply with Code Section 409A; and (ii) may discriminate among Participants and among Awards granted to a Participant.

12.5

Effect of Acceleration

.  If an Award is accelerated under Sections 12.3, 12.2 or 12.4, the Board may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then Exercised; (ii) that the Award will be settled in cash rather than Shares; (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction; (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares, as of a specified date associated with the transaction, over the Exercise price of the Award; or (v) any combination of the foregoing.  The Board’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.  To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Section 2.9.7, the excess Incentive Stock Options shall be deemed to be Nonstatutory Stock Options.

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Article 13
PCS SHARES SUBJECT TO THE PLAN

13.1

Calculation of Reserved Shares

.  The number of Shares reserved under the Plan shall be calculated as follows:

13.1.1

Issued and Outstanding Shares

.  Shares that are issued and outstanding pursuant to an Award shall be subtracted from the total number of Shares reserved under the Plan.

13.1.2

Shares in Terminated Awards

                                 .  To the extent that an Award cancels, terminates, expires, is forfeited or lapses for any reason, any unissued Shares subject to the Award will not be subtracted from the total number of Shares reserved under the Plan and will again be available for issuance pursuant to Awards granted under the Plan.

13.1.3

Award Shares Settled for Cash

            .  Shares subject to Awards settled in cash will not be subtracted from the total number of Shares reserved under the Plan and will again be available for issuance pursuant to Awards granted under the Plan.

13.1.4

Payment in Shares

            .  If the Exercise price of a Stock Option is satisfied by delivering Shares to PCS (by either actual delivery or attestation), only the number of Shares issued in excess of the delivery or attestation (less any Shares delivered by the Participant to satisfy an applicable tax withholding obligation) shall be subtracted from the total number of Shares reserved under the Plan.

13.1.5

Cashless Exercise

           .  To the extent that the full number of Shares subject to a Stock Option is not issued upon Exercise of the Stock Option for any reason, only the number of Shares issued and delivered upon Exercise of the Stock Option shall be subtracted from the total number of Shares reserved under the Plan.  Nothing in this Section 13.1.5 shall imply that any particular type of cashless Exercise of a Stock Option is permitted under the Plan.  The decision to allow cashless Exercise shall be made by the Board or allowed by other provisions of the Plan.

13.2

Stock Distributed

.  Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, Treasury Shares or Shares purchased on the open market.

13.3

Fractional Shares

.  No fractional Shares shall be issued.  The Board shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether rounding up or down shall eliminate such fractional Shares.

13.4

Changes in Capital Structure

.  In the event of a corporate event or transaction involving PCS (including, without limitation, any stock dividend, stock split, reverse stock-split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares): (i) the number of Shares reserved pursuant to Section 1.5 shall automatically be adjusted proportionately without further action; (ii) the number of Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefore; and (iii) the Board may adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards.  Action by the Board may include: (i) adjustment of the number and kind of Shares which may be delivered under the Plan; (ii) adjustment of the number and kind of Shares subject to outstanding Awards;

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(iii) adjustment of the Exercise price of outstanding Awards; (iv) adjustment in the measure to be used to determine the amount of the benefit payable on an Award; and (v) any other adjustments that the Board determines to be equitable.  In addition, the Board may, in its sole discretion, provide (i) that Awards will be settled in cash or other property rather than Shares; (ii) that Awards will become immediately Vested and Exercisable and will expire after a designated period of time to the extent not then Exercised; (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction; (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares, as of a specified date associated with the transaction, over the Exercise price of the Award; (v) that applicable performance targets and performance periods for Awards will be modified, consistent with Code Section 162(m) where applicable; or (vi) any combination of the foregoing.  The Board’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.  To the extent that any adjustments made pursuant to this Section 13.4 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Incentive Stock Options shall be deemed to be Nonstatutory Stock Options.

13.5

Securities Laws Compliance

.

13.5.1

Plan Exemption

            .  The dollar value and number of Shares granted and awarded under this Plan are limited pursuant to the rules and regulations promulgated by the Securities and Exchange Commission which provides an exemption of the Plan from the registration requirements under the 1933 Act.  The guidelines adopted pursuant to this Plan shall comply with the rules and regulations promulgated by the Securities and Exchange Commission.

13.5.2

Compliance as Condition of Share Issuance

.  Shares shall not be issued pursuant to the Exercise of an Award unless the Exercise of the Award and the issuance and delivery of the Shares shall comply with all relevant provisions of applicable laws, including, without limitation, the Securities Act of 1933 (“ 1933 Act”), the 1934 Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national market system upon which the Shares may then be listed, and shall be further subject to the approval of counsel for PCS with respect to such compliance.

13.5.3

Securities Registration

.  Notwithstanding any other provision of the Plan, if at any time the Board shall determine that the registration, listing or qualification of the Shares covered by an Award upon any stock exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares under the Plan, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.  Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Board may request to assure compliance with the foregoing and any other applicable legal requirements.  PCS shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Board’s determination that all related requirements have been fulfilled.  PCS is not obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

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13.5.4

Investment Representations

            .  As a condition to the exercise of an Award, PCS may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for PCS, such a representation may be required by applicable law.

13.5.5

Inability to Obtain Authority

            .  The inability of PCS to obtain authority from any regulatory body having jurisdiction, which authority is deemed by PCS’s counsel to be necessary for the lawful issuance and sale of any Shares, shall relieve PCS of any liability in respect of the failure to issue or sell such Shares.

13.5.6

Compliance as Condition of Share Resale

.  Notwithstanding any other provision of the Plan, during any period of time that a Participant is a employee of PCS or Subsidiary (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), such Participant who acquires Shares pursuant to the Plan shall not sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold; or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

13.6

Stock Certificates

.  Stock certificates for all Shares shall be issued as soon as practicable.  All Shares shall be issued in the name of the Participant as set forth on PCS’s books, or as designated by the Participant, or as required by law.  All Shares are subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded.  The Board may place legends on any stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Shares.

Article 14
ADMINISTRATION

14.1

Administration of the Plan

.  The Board shall administer the Plan.  The Board may appoint a committee (the “ Committee”) to provide recommendations to the Board regarding actions to be taken under the Plan.  To the extent any action of the Board under the Plan conflicts with actions taken or recommendations given by the Committee, the actions of the Board shall control.  All decisions, determinations and interpretations of the Board, whether made on appeal from the Committee or de novo by the Board, are final, binding, and conclusive on all parties and their successors and assigns.

14.2

Role of the Committee.

  The Committee, upon the Board’s request, shall provide to the Board the recommendations of the Committee regarding all matters concerning the Plan.  Additionally, the Board may empower the Committee to act on behalf of the Board with such authority as the Board deems appropriate, including (without limitation) the authority up to and including to act in full substitution for the Board and to fully administer the Plan without further action of the Board.  Consistent with the scope of the Board’s delegation of power to the Committee, all powers granted to the Board under this Plan are granted to any Committee.

14.3

Composition of the Committee

.  The members of the Committee shall be appointed by, and may be changed from time to time in the discretion of, the Board.  The Committee shall consist of at least two directors.  At least two of the directors appointed to serve

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on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act and “outside directors” (within the meaning of Code Section 162(m)).  Any member of the Committee who does not qualify as a non-employee director or outside director shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act; or (ii) are reasonably anticipated to become 162(m) Employees during the term of the Award.  However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee, which Award is otherwise validly made under the Plan.

14.4

Action and Interpretations by the Board

.  For purposes of administering the Plan, the Board may from time to time (i) adopt rules, regulations, guidelines and procedures for executing the provisions and purposes of the Plan and (ii) make such other decisions as the Board may deem appropriate.  Each member of the Board and Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of PCS or any Subsidiary, PCS’s or a Subsidiary’s counsel, independent certified public accountants, compensation consultant, or other professionals retained by PCS to assist in the administration of the Plan.

14.5

Authority of the Board

.  The Board has the exclusive power, authority and discretion to administer the Plan, including without limitation to:

(a)

Grants

.  Grant Awards.

(b)

Participants

.  Determine eligibility, identify Eligible Participants, and designate Participants.

(c)

Types

.  Determine the type or types of Awards to be granted to each Participant.

(d)

Number

.  Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate.

(e)

Terms and Conditions

.  Determine the terms and conditions of any Award granted under the Plan, including but not limited to; (i) Exercise price; (ii) base price; (iii) purchase price; (iv) Vesting; (v) form of consideration; (vi) restrictions or limitations on an Award; (vii) any schedule for lapse of forfeiture restrictions or restrictions on the Exercisability of an Award; and (viii) accelerations or waivers thereof.

(f)

Acceleration

.  Accelerate the Vesting, Exercisability or lapse of restrictions of any outstanding Award in accordance with Article 11.

(g)

Payment

.  Determine whether, to what extent, and under what circumstances an Award may be settled in, or the Exercise price of an Award may be paid in, cash, stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered.

(h)

Award Agreement Form

.  Prescribe the form of each Award Agreement, which may be different for different Participants.

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(i)

Rules

.  Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan.

(j)

Amendments

.  Amend the Plan or any Award Agreement as provided in the Plan or Award Agreement.

(k)

Plenary Authority

.  Decide all other matters that must be determined in connection with an Award, and make all other decisions and determinations that may be required under the Plan or as the Board deems necessary or advisable to administer the Plan.

14.6

Plan Administrator

.  The daily administration of the Plan shall be performed by a person under the direction of the Board (“ Plan Administrator”).  Unless otherwise determined by the Board, the Plan Administrator shall be the Secretary of PCS, with such assistance as the Plan Administrator shall deem advisable.  The Plan Administrator shall take all necessary and proper steps to implement the Plan and decisions of the Board.  All decisions, determinations and interpretations of the Plan Administrator may be appealed to the Board.

14.7

Plan Ledger

.  The Plan Administrator shall create and maintain a ledger to record the status of all Awards granted under the Plan (“ Plan Ledger”).  The Plan Ledger is the official record of the existence and Exercise of any Awards.  Grants of Awards approved by the Board shall be recognized by PCS and enforceable against PCS only after (i) the Award Agreement has been signed by both the Participant and PCS; and (ii) an original signed Award Agreement is returned to the Plan Administrator for PCS’s records.

14.8

Grants to Non-Employee Directors

.  The Board may not make discretionary grants to non-employee directors.  Grants of Awards to directors who are not employees of PCS or a Subsidiary shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy adopted by the Board for the compensation to such non-employee directors as in effect from time to time.

14.9

Compliance with Applicable Laws.

  The Board shall administer the plan in compliance with all applicable federal and state laws, rules and regulations.

Article 15
TERM, AMENDMENT AND TERMINATION
OF PLAN AND AWARDS

15.1

Effective Date

.  The Plan shall be effective on the date that the Plan is approved by the Board (the “ Effective Date”), upon the condition that the shareholders of PCS approve the Plan within twelve (12) months before or after the Effective Date.  Shareholder approval shall be obtained in compliance with applicable law and the rules of any stock exchange upon which the Shares are listed.  All Awards issued under the Plan shall become void in the event such approval is not obtained.

15.2

Termination, Amendment and Modification of Plan

.  The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided in this Section 15.2.  The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.  The Board may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval.  However, if an amendment to the Plan would, in the reasonable opinion of the Board, either (i) materially increase the number of Shares available under the Plan; (ii) expand the types of awards under the Plan; (iii) materially expand

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the class of Eligible Participants; (iv) materially extend the term of the Plan; or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an exchange that lists PCS’s Shares, then such amendment shall be subject to stockholder approval.  The Board may condition any other amendment or modification on the approval of stockholders of PCS for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards to be exempt from liability under Section 16(b) of the 1934 Act; (ii) to comply with requirements of an exchange that lists PCS’s Shares; or (iii) to satisfy any other tax, securities, or other applicable laws, policies or regulations.

15.3

Termination, Amendment and Modification of Awards

.  At any time the Board may amend, modify or terminate any outstanding Award without approval of the Participant.  The Board’s power to amend, modify or terminate an award is subject to the following provisions:

15.3.1

Preservation of Value of Award

.  Subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been Exercised, Vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Stock Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the Exercise or base price of such Award).

15.3.2

Preservation of Award

.  No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the affected Participant.  An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been Exercised, Vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Stock Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the Exercise or base price of such Award).

15.3.3

No Extension of Stock Option Term

.  The original term of a Stock Option may not be extended without the prior approval of the stockholders of PCS.

15.3.4

No Change in Stock Option Exercise Price

.  Except as otherwise provided in Section 13.4, the Exercise price of a Stock Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of PCS.

15.3.5

Compliance with Code Section 409A

.  If an Award is or becomes subject to Code Section 409A, then any amendment, modification or termination of the Award shall comply with Code Section 409A and the regulations promulgated under Code Section 409A.  If any provision of any Award is interpreted, amended, or modified to violate Code Section 409A, then the Board may amend, modify or terminate the Award pursuant to this Article 15.

Article 16
RIGHTS OF PARTICIPANTS

16.1

No Rights to Awards and Non-Uniform Determinations

.  No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan.  PCS, its

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Subsidiaries, the Board and the Committee are not obligated to treat Participants or Eligible Participants uniformly.  Determinations made under the Plan may be made by the Board selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

16.2

No Shareholder Rights

.  No Award gives a Participant any of the rights of a shareholder of PCS unless and until Shares are in fact issued to such person in connection with such Award.  Until the issuance (as evidenced by the appropriate entry on the books of PCS or of a duly authorized transfer agent of PCS) of the stock certificate(s) evidencing the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to any Award.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is actually issued, except as provided in Section 13.4 of the Plan.

16.3

No Right to Employment or Service

.  Nothing in the Plan, any Award Agreement, or any other document or statement made with respect to the Plan or Award, shall interfere with or limit in any way the right of PCS or any Subsidiary to terminate any Participant’s employment or status as an officer, director, or consultant at any time, with or without cause, nor confer upon any Participant any right to continue as an employee, officer, director, or consultant of PCS or any Subsidiary, whether for the duration of a Participant’s Award or otherwise.

16.4

Termination of Employment

.  Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Board at its discretion.  Any determination of termination of employment by the Board shall be final and conclusive.  A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from PCS to a Subsidiary, transfers from a Subsidiary to PCS, or transfers from one Subsidiary to another Subsidiary; or (ii) in the discretion of the Board as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from PCS or any Subsidiary.  To the extent that this Section 16.4 causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of PCS, a Parent or Subsidiary for purposes of Code Sections 424(e) and 424(f), the Stock Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

16.5

Substitute Awards

.  The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of PCS or a Subsidiary as a result of a merger or consolidation of the former employing entity with PCS or a Subsidiary or the acquisition by PCS or a Subsidiary of property or stock of the former employing entity.  The Board may grant the substitute awards on such terms and conditions as the Board considers appropriate in the circumstances.

Article 17
TAXES

17.1

Participant’s Tax Responsibility

.  The Participant is solely responsible for all federal, state and other income, transfer, estate and other taxes, interest, penalties and related charges arising from or related to the Awards, including but not limited to granting, Vesting, Exercising, selling, or otherwise transferring any Award.  PCS is not responsible for taxes incurred by or assessed on the Participant.

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17.2

Section 83(b) Election

.  The Participant is solely responsible for complying with Code Section 83(b) and timely making any elections required or permitted by Section 83(b).  PCS does not offer or render any tax advice relating to the Awards.  A Participant making a federal income tax election under Section 83(b) shall provide PCS with a copy of the election filed with the Internal Revenue Service within five days of filing such election.

17.3

Participant’s Tax Withholding Obligations

.

17.3.1

Satisfaction of Withholding

.  PCS or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to PCS, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising from, related to, or in connection with the Plan or any Award.  Participant may satisfy the withholding tax obligation by one or some combination of the following methods: (i) by cash payment to PCS; (ii) by deduction from Participant’s current compensation; (iii) if permitted by the Board, in the Board’s sole discretion, by surrendering to PCS Shares that (a) results in withholding that complies with PCS’s minimum withholding requirements set forth in applicable law; (b) in the case of Shares previously acquired from PCS, have been owned by the Participant for such time period, if any, that is necessary to avoid PCS’s recognition of expense under generally accepted accounting principles; and (c) have a Fair Market Value on the date of surrender equal to or less than Participant’s marginal tax rate multiplied by the ordinary income recognized; or (iv) by electing to have PCS withhold from the Shares to be issued upon Exercise of the Award, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld.  For this purpose, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (“ Tax Date”).

17.3.2

Securities Law Compliance

.  Any surrender by an officer, director, or greater than ten percent (10%) shareholder of PCS (within the meaning of Rule 16a-2 under the 1934 Act, who is required to file reports pursuant to Rule 16a-3 under the 1934 Act) of previously owned Shares to satisfy tax withholding obligations arising upon Exercise of an Award must comply with the applicable provisions of Rule 16b-3 under the 1934 Act and shall be subject to any additional conditions or restrictions as may be required under Rule 16b-3 to qualify for the maximum exemption from Section 16 of the 1934 Act with respect to Plan transactions.

17.3.3

Election by Participant

.  If a Participant elects to have Shares withheld to satisfy tax withholding obligations, the election shall comply with the following

(a)

Written Notice

.  The election shall be made in writing in a form acceptable to the Plan Administrator.

(b)

Time

.  The election must be included in the notice of Exercise.

(c)

Irrevocable

.  Once made, the election shall be irrevocable for the particular Shares covered by the Award for which the election is made.

(d)

PCS Consent

.  All elections shall be subject to the consent or disapproval of the Board.

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(e)

Rule 16b Compliance

.  If applicable, the election must comply with the applicable provisions of Section 17.3.2 of this Plan and Rule 16b-3 of the 1934 Act, and shall be subject to any additional conditions or restrictions as may be required to qualify for the maximum exemption from Section 16 of the 1934 Act for Plan transactions.

17.4

Code Section 83(b)

.  In the event the Participant elects to have Shares withheld and the Tax Date is deferred under Code Section 83 because no election is filed under Section 83(b), the Participant shall receive the full number of Shares for which the Award is Exercised, but (i) the Participant shall be unconditionally obligated to tender back to PCS the proper number of Shares on the Tax Date and (ii) PCS may require the Participant to escrow the proper number of Shares.

17.5

Golden Parachute Taxes

.  In the event that amounts paid or deemed paid to an employee under this Plan are deemed to constitute "excess parachute payments" as defined in Code Section 280G (taking into account any other payments made under this Plan and any other compensation paid or deemed paid to an employee), or if any Participant is deemed to receive an "excess parachute payment" by reason of the Participant’s Vesting of Awards, the amount of the payments or deemed payments shall be reduced (or, alternatively the Award shall not Vest), so that no payments or deemed payments shall constitute excess parachute payments.  The determination of whether a payment or deemed payment constitutes an excess parachute payment shall be in the discretion of the Plan Administrator.

17.6

Section 409A

.  PCS makes no representations or warranties to any Participant regarding any Award’s compliance with Code Section 409A and the imposition of tax provided by Code Section 409A.

Article 18
GENERAL PROVISIONS

18.1

Unfunded Plan and Awards

.  This Plan and all grants and Awards under the Plan shall be unfunded.  Except for the reservation of a sufficient number of authorized Shares to the extent required by law to meet the requirements of the Plan, PCS shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant or Award under the Plan.  With respect to any payments not yet made to a Participant pursuant to an Award, Participant’s sole rights are those of a general creditor of PCS or any Subsidiary.  This Plan is not intended to be subject to Employee Retirement Income Security Act, as amended (“ ERISA”).

18.2

Relationship to Other Benefits

.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of PCS or any Subsidiary unless provided otherwise in such other plan.

18.3

Governing Law

.  To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Idaho.

18.4

No Limitations on Rights of PCS

.  The grant of any Award shall not in any way affect the right or power of PCS to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.  The Plan shall not restrict the authority of PCS to draft or assume

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awards, other than under the Plan, to or with respect to any person.  If the Board so directs, PCS may issue or transfer Shares to a Subsidiary, for such lawful consideration as the Board may specify, upon the condition or understanding that the Subsidiary will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Board pursuant to the provisions of the Plan.

18.5

Indemnification

.  Each person who is or shall have been a member of the Board or Committee, or a person to whom authority was delegated in accordance with Article 14, shall be indemnified, defended and held harmless by PCS against and from any Loss.  A “ Loss” is any claim, damage, loss, cost, liability, or expense that arises from, is connected to, or relates to any act or omission under the Plan.  A Loss includes without limitation amounts paid (i) in settlement with PCS’s approval; (ii) in satisfaction of any judgment; and (iii) in attorney fees, expert fees, and expenses.  The person seeking indemnification and defense shall give PCS an opportunity, at PCS’s own expense, to defend the person before the person undertakes to defend the person on the person’s own behalf.  PCS shall not indemnify, defend or hold harmless a person from any Loss that arises from, is connected with, or relates to (i) the person’s own willful misconduct or (ii) an act or omission for which indemnification, defense or hold harmless is expressly prohibited by applicable federal or state law, rule or regulation.  The right of indemnification set forth in this Section 18.5 is not exclusive of any other rights of indemnification to which such persons may be entitled under PCS’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that PCS may have to indemnify, defend or hold harmless the person.

18.6

Proceeds from Awards.

  Proceeds of the Awards shall be used for the general business purposes of PCS.

18.7

Third party Beneficiary

.  There are no intended or incidental third party beneficiaries of this Plan or any Award Agreement.

18.8

Disputes

.  In the event of a dispute between PCS and any Eligible Participant or Participant that is related to, connected with, or arose from the Plan or an Award, the aggrieved party shall provide reasonable written notice to the defaulting party of the dispute.  From the date of notice the defaulting party shall have thirty (30) days to cure dispute.  If the dispute continues after the thirty (30) day cure period, then the parties shall first attempt to settle the dispute by direct discussions.  If the parties cannot settle the dispute by direct discussions, then the parties agree to endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its Commercial Mediation Rules.  Thereafter, any unresolved controversy or claim arising from or relating to this Agreement or a breach of this Agreement shall be resolved pursuant to the Commercial Arbitration Rules administered by the American Arbitration Association, with a judgment to be entered upon the arbitration award.

[END OF PCS 2009 EQUITY INCENTIVE PLAN]

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